POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned Trustees of The Ramirez Trust, a Delaware Business Trust, (the "Funds") constitute and appoint Peter O'Rourke and Peter Sylver our true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for us and in our name, place and stead, in any and all capacities as a Trustee of the Funds, to sign for me and in our names in the appropriate capacities, any and all Pre-Effective Amendments to any Registration Statement of the Funds, any and all Post-Effective Amendments to said Registration Statements, any Registration Statements on Form N-14, and any supplements or other instruments in connection therewith, and generally to do all such things in my name and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and all related requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.


Witness our hands on this 15th Day of September, 1998.




/s/Alexander Vermitsky                               /s/Alfonse Santagata
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   Alexander Vermitsky                                  Alfonse Santagata


/s/Alan J. Dlugash                                   /s/Charles H. Falk
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   Alan J. Dlugash                                      Charles H. Falk


/s/Paul Voigt
-------------
   Paul Voigt